PGP LP - Credit Agreement 2005-10-26

CREDIT AGREEMENT

dated as of October 27, 2005

between

PERSIMMON GROWTH PARTNERS FUND, L.P.,

as Borrower

and

ROYAL BANK OF CANADA

as Lender

CREDIT AGREEMENT dated as of October 27, 2005 between PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized under the laws of Delaware (“Borrower”), and ROYAL BANK OF CANADA, a Canadian chartered bank (“Lender”).

WITNESSETH:

WHEREAS, Borrower has requested that Lender make loans to it in an aggregate principal amount not exceeding US$10,000,000 at any one time outstanding in accordance with its constitutive documents and Investment Guidelines, and Lender is prepared to make such loans upon the terms and conditions hereof;

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable Margin” means (a) with respect to Eurodollar Loans, 1.20% and (b) with respect to Base Rate Loans, 0.00%.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time, and any successor statute.

“Base Rate” means, for any day, the higher of (a) the Federal Funds Rate plus 1.20%, and (b) the Prime Rate.

“Base Rate Loan” means a Loan at such time as it bears interest based on the Base Rate.

“Borrowing Date” means a date on which a Loan is made, continued or converted to a different Type.

“Business Day” means (a) with respect to any borrowing, payment or rate selection with respect to a Eurodollar Loan, any day on which dealings in U.S. Dollars are carried on in the London interbank market (other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or obligated by law or by local proclamation to close), and (b) for all other purposes, any day (other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or obligated by law or by local proclamation to close). For purposes of Section 2.02 only, the words “or Toronto, Ontario” shall be inserted after “New York, New York” in clauses (a) and (b) of the foregoing sentence.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent and/or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” has the meaning ascribed to it in the Custody Agreement.

“Change in Key Management” means any resignation or removal of the Investment Manager as the investment manager of Borrower or any circumstance in which any investment manager, principal or executive officer of the Investment Manager ceases to be a investment manager, principal or executive officer of the Investment Manager or ceases to have substantial involvement in the day-to-day operations of the Investment Manager, which, in Lender’s good faith commercially reasonable opinion, could adversely affect the performance of Borrower.

“Change of Control” means that a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) (other than (i) the beneficial owners of Borrower or Investment Manager, as applicable, as of the date hereof, or (ii) Lender and its Affiliates) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting shares or other voting equity interests of Borrower or Investment Manager or otherwise has the power to direct or cause the direction of the management or policies of Borrower or Investment Manager. For the avoidance of doubt, (i) a Change in the Key Management of the Investment Manager constitutes a Change of Control and (ii) shares or other equity interests whose holders do not possess voting power except upon the happening of extraordinary contingencies or which entitle their holders to vote only with regard to matters as to which holders of nonvoting preferred shares or limited partnership interests are customarily entitled to vote shall not constitute voting shares or voting equity interests for purposes of determining whether a Change of Control has occurred.

“Closing Date” means the earliest date as of which the conditions precedent to Lender’s obligation to make Loans to Borrower have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the Security Agreement.

“Commitment” means Lender’s obligation to extend credit hereunder by way of Loans in an aggregate amount not exceeding US$10,000,000 (as such amount may be reduced pursuant to the terms hereof or increased pursuant to Section 2.11(a)) at any one time outstanding.

“Commitment Period” means the period from the date hereof to but not including the Termination Date.

“Confidential Information” means information that Borrower furnishes to Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (a) is or at the time of disclosure by such Person has become generally available to the public other than as a result of a disclosure by Lender or its directors, officers, employees, advisors or agents in breach of Section 8.11, (b) was available to Lender on a non-confidential basis prior to its disclosure to Lender by such Person, (c) is or at the time of disclosure by such Person has become available to Lender from a source other than Borrower, unless Lender has actual knowledge that such source is prohibited from transmitting the information by a confidentiality agreement with, or other legal or fiduciary obligation to, Borrower, or (d) has been authorized by Borrower to be disseminated on a non-confidential basis.

“Consolidated VIE” means a variable interest entity that is required under GAAP to be consolidated with Borrower.

“Control Agreement” means a control agreement among Borrower, Lender and Custodian (or any other holder of Collateral other than Lender), in form and substance satisfactory to Lender, as such control agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Credit Documents” means this Agreement, the Security Agreement, the Control Agreement, the Note and all documents and instruments related thereto.

“Custodian” means Royal Bank of Canada, acting through its Portfolio Services Group, or its designee or nominee, acting in its capacity as custodian under the Custody Agreement, or any successor thereto in such capacity.

“Custody Account” means the custody account(s) established and maintained by Custodian pursuant to the Custody Agreement.

“Custody Agreement” means, a custody agreement between Borrower and Custodian, in form and substance satisfactory to Lender, as such custody agreement may be amended, supplemented, restated or otherwise modified from time to time, including for the avoidance of doubt the Custody Agreement between Borrower and Custodian dated August 22, 2005.

“Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and other accounts payable incurred in the ordinary course of business of such Person and not more than 90 days overdue), (d) Capital Lease Obligations of such Person, (e) Debt of others secured by a Lien on the property of such Person, whether or not the Debt so secured has been assumed by such Person, (f) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) all obligations of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, (i) the net obligations of such Person under derivative transactions (including, but not limited to, under Swap Agreements) or commodity transactions, and (j) obligations of such Person under any Guaranty of Debt of others of the kinds referred to in the foregoing clauses (a) through (i).

“Default” means an event that, with the notice or lapse of time or both, would become an Event of Default.

“Deposit Account” has the meaning specified in the Custody Agreement.

“Dollars” and “$” mean lawful money of the United States of America. Any reference in this Agreement or any other Facility Document to payment in “Dollars” or “$” means payment in Dollar funds immediately available in New York City.

“Eurodollar Loan” means a Loan at such time as it bears interest based on LIBOR.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Facility Documents” means, collectively, the Credit Documents and the Custody Agreement.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Lender on such day for such transactions as determined by Lender in good faith.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including, but not limited to, any obligation of such Person to purchase or pay (or supply advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep well, to purchase property or assets or services, to take or pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Interest Payment Date” means, with respect to any Eurodollar Loan, the last day of an Interest Period for such Loan and, with respect to any Base Rate Loan, the last Business Day of a calendar month.

“Interest Period” means, with respect to a Loan, (a) initially, the period commencing on the Borrowing Date with respect to such Loan and ending on the last Business Day of the same calendar month, except that if the Borrowing Date is the last Business Day of a calendar month, such Interest Period shall end on the last Business Day of the following calendar month, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last Business Day of the following calendar month; provided that no Interest Period may end after the Termination Date.

“Investee Fund” has the meaning specified in the Security Agreement.

“Investee Fund Interest” has the meaning specified in the Security Agreement.

“Investment Guidelines” means any investment guidelines and/or criteria contained in the private offering memorandum of Borrower, limited partnership agreement of Borrower, and/or the investment management agreement entered into between Borrower and the Investment Manager, as in effect on the date of this Agreement.

“Investment Manager” means Persimmon Capital Management, L.P.

“Law” means any constitution, treaty, convention, statute, law, code, ordinance, decree, order, rule, regulation, guideline, interpretation, direction, policy or request, or judicial or arbitral decision, of a governmental or regulatory authority, instrumentality, body or entity.

“LIBOR” means, with respect to any Eurodollar Loan for any Interest Period, the quotient of (a) the rate appearing on Page 3750 of Dow Jones Markets (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Lender from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period (if such rate is not available at such time for any reason, then the rate determined for this clause (a) shall be the rate per annum (rounded to the next higher multiple of 1/16% if the rate is not such a multiple) at which deposits in Dollars are offered to Lender by leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, for delivery on the first day of such Interest Period in the approximate amount of such Loan and having a maturity approximately equal to such Interest Period) divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period (if any).

“Lien” means any lien, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, but not limited to, the lien or retained security title of a conditional vendor and the interest of a lessor under a lease intended as security (but not including the interest of a lessor under any capital lease), and any filed Uniform Commercial Code financing statement or comparable filing in any other jurisdiction.

“Loan” has the meaning specified in Section 2.01.

“Loan Limit” means, on any date that is not a Borrowing Date, the lesser of (a) the Commitment and (b) an amount equal to the product of the Maximum LTV Ratio multiplied by the Value of the Collateral. On any Borrowing Date, Loan Limit means the lesser of (a) the Commitment and (b) an amount equal to the product of the Initial LTV Ratio (as defined in Section 6.02(a) hereof) multiplied by the Value of the Collateral (after giving effect to any Loan(s) made on such Borrowing Date).

“LTV Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) the aggregate then outstanding principal amount of the Loans and all accrued and then unpaid interest on the Loans divided by (b) the Value of the Collateral.

“Margin Stock” means margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of such Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial or other condition, assets or results of operations of Borrower and its Subsidiaries, taken as a whole, (b) Borrower’s ability to perform its obligations under the Facility Documents, (c) the validity or enforceability of any of the Facility Documents or Lender’s rights or remedies thereunder, or (d) the Collateral or the validity, enforceability, perfection or priority of Lender’s security interest thereon.

“Maximum LTV Ratio” means, as of any date of determination, 35%, as such percentage may be adjusted from time to time by Lender pursuant to Section 2.12.

“Note” means Borrower’s promissory note payable to the order of Lender, in substantially the form of Exhibit A, evidencing the Loans and any other promissory note accepted from time to time in substitution or exchange therefor or renewal thereof.

“Notice of Borrowing” means a notice of borrowing substantially in the form of Exhibit B.

“Notice of Conversion” means a notice of conversion of a Loan or Loans from one Type to the other Type, substantially in the form of Exhibit C.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Lender or any indemnified party arising under the Facility Documents.

“Other Taxes” has the meaning specified in Section 3.05(b).

“Person” means any natural person, partnership, corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association, joint venture or other entity (or any segregated portfolio, cell or other similar legally respected subdivision of the foregoing which may contract on its own behalf or on whose behalf the entity may contract) or any government or any political subdivision or agency, department or instrumentality thereof.

“Prime Rate” means the annual rate of interest established from time to time by Lender as being a reference rate then in effect for determining interest rates on Dollar denominated loans made in the United States. Such rate is not necessarily the lowest rate charged by the Lender for such loans.

“Property” has the meaning specified in the Custody Agreement.

“Reserve Requirement” means, with respect to any Interest Period, the reserve percentage applicable during such month (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such month during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Lender with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of such Board, as in effect from time to time) having a term of one month.

“Responsible Officer” means Gregory S. Horn, any designee thereof, or any other authorized signatory for whom an incumbency certificate in form and manner reasonably acceptable to Lender has been provided by Borrower to Lender.

“Security Agreement” means the security agreement dated as of the date hereof between Borrower and Lender, in form and substance satisfactory to Lender, as such security agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Stated Termination Date” means October 26, 2006 or such later date as may be determined pursuant to Section 2.11(b) or SUCH EARLIER DATE AS IS SPECIFIED BY LENDER UPON AT LEAST 90 DAYS’ PRIOR WRITTEN NOTICE TO BORROWER AS FURTHER DETAILED IN SECTION 2.06(A).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the securities or other ownership interests, having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions for such other Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency), are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Agreement” means (i) any “swap agreement” as defined in §101 (53B) of the Bankruptcy Code, or any successor provision, or (ii) any “Transaction” as defined in the form 1992 Master Agreement or the form 2002 Master Agreement, in either such case as published by the International Swaps and Derivatives Association, Inc.

“Taxes” has the meaning specified in Section 3.05(a).

“Termination Date” means the Stated Termination Date or any earlier date on which the Commitment is terminated pursuant hereto.

“Type” means, with respect to any Loan, its nature as a Eurodollar Loan or a Base Rate Loan.

“Value” means (a) with respect to Cash, the amount thereof (expressed in Dollars or converted into Dollars where necessary at the prevailing spot currency exchange rate as determined by Lender) and (b) with respect to all other interests of Borrower constituting Collateral, the net asset or fair market value of such interest in Dollars as determined by Lender in good faith and in a commercially reasonable manner, with such haircuts or other downward adjustments as Lender may determine in its sole and absolute discretion; provided that (i) the total Value of the Collateral shall be reduced by the total amount by which Borrower is “out of the money” in respect of any contract or transaction constituting part of the Collateral or, in respect of any Collateral which has a negative Value, the absolute value of such negative Value, (ii) without limiting Borrower’s obligations under Section 6.02(c), the Value of the Collateral shall be reduced by the amount of any claims of, and liabilities or indebtedness to, third parties secured by a lien on any item of Collateral, (iii) any item of Collateral as to which Lender determines, in its sole and absolute discretion, there is insufficient current information (including, for the avoidance of doubt, any Investee Fund Interest as to which Lender has not made a face-to-face visit with the investment manager (or other similar person or entity) of such Investee Fund) may be valued by the Lender at as low as zero, (iv) if Lender determines in its sole and absolute discretion that it does not possess a valid and perfected security interest in any item of Collateral, which security interest is senior to all other liens or security interests thereon (other than liens in favor of Custodian to the extent permitted under the Custody Agreement), such item of Collateral may be valued by the Lender at as low as zero, (v) if any Investee Fund Interest constituting part of the Collateral is not registered in the name of Custodian or its nominee promptly upon the Borrower’s acquisition thereof, such Investee Fund Interest shall have a Value of zero, (vi) if Lender is notified by Borrower of, or otherwise gains knowledge of, any insolvency or bankruptcy proceeding of any type instituted by or with respect to any issuer of any item of Collateral or any event that could reasonably be expected to have a Material Adverse Effect on any item of Collateral, such item of Collateral may be valued by the Lender at as low as zero, and (vii) without prejudice to the foregoing, any item of Collateral may be valued by the Lender at as low as zero upon notice to the Borrower (which notice may be oral, written, or otherwise) for risk management purposes.

1.02         Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”

1.03         Accounting Terms. All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP. All banking terms not specifically defined herein shall be construed in accordance with general practice among commercial banks in New York, New York.

1.04         Principles of Construction (a) Unless otherwise expressly specified herein, (i) references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits of this Agreement, (ii) the words “hereof, “herein”, “hereunder” and other similar words refer to this Agreement as a whole and (iii) words of the neuter gender mean and include correlative words of the masculine and feminine genders.

(b)           Unless otherwise specified, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(c)           The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(d)           All references herein to times of day shall be New York City time unless otherwise expressly specified herein. All references to “days” shall be to calendar days unless Business Days are specified.

ARTICLE II

THE CREDIT FACILITY

2.01         Loans. Subject to the terms and conditions hereof, Lender agrees to make revolving credit loans (each, a “Loan”) to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Loan Limit. The Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to Lender in accordance with Sections 2.02 and 2.03. During the Commitment Period Borrower may use the Commitment by borrowing, prepaying the Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof. Each Loan shall be payable on the Termination Date.

2.02         Procedure for Borrowing. Borrower may borrow under the Commitment during the Commitment Period on any Business Day by delivering to Lender a Notice of Borrowing (which Notice to be effective on the requested Borrowing Date must be received by Lender (a) prior to 12:00 noon, three Business Days before the requested Borrowing Date, if the requested Loan is initially to be a Eurodollar Loan, or (b) prior to 12:00 noon, on the requested Borrowing Date, if the requested Loan is initially to be a Base Rate Loan), specifying (i) the amount to be borrowed, which shall be $100,000 or a larger whole multiple of $100,000, if the requested Loan is initially to be a Eurodollar Loan, or $25,000 or a larger whole multiple of $25,000, if the requested Loan is initially to be a Base Rate Loan, (ii) the requested Borrowing Date and (iii) whether the requested Loan is to be a Eurodollar Loan or a Base Rate Loan. Lender shall, unless it determines that any applicable condition specified in Article IV has not been satisfied, make the amount of the requested Loan available to Borrower in immediately available funds before 3:00 p.m. on the requested Borrowing Date by crediting Borrower’s account on Lender’s books or by wire transfer to such other account as Borrower may have specified in the related Notice of Borrowing.

2.03         Conversion and Continuation. (a) Each Base Rate Loan shall automatically, without delivery of any Notice of Conversion (and without regard to the minimum amounts set forth in Section 2.02 above), be converted into a Eurodollar Loan on the first day of the next Interest Period unless Borrower shall have given notice of its intention to (i) prepay such Base Rate Loan on or before such first day or (ii) continue such Base Rate Loan as a Base Rate Loan, provided that no Base Rate Loan may be converted to a Eurodollar Loan when an Event of Default has occurred and is continuing.

(b)           Each Eurodollar Loan shall be continued as such for consecutive additional Interest Periods unless Borrower shall have given a timely Notice of Conversion with respect thereto pursuant to paragraph (c) of this Section 2.03 or unless Borrower shall have given notice of its intention to prepay such Eurodollar Loan on or before the first day of any such additional Interest Period; provided that (i) no Eurodollar Loan may be continued as such when an Event of Default has occurred and is continuing and (ii) if such continuation is not permitted pursuant to the preceding clause (i), such Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of the then expiring Interest Period.

(c)           Borrower may elect from time to time to convert Loans from one Type to the other Type, by delivering to Lender a Notice of Conversion (which Notice to be effective on the requested conversion date must be received by Lender by the time prescribed in Section 2.02 for receipt of a Notice of Borrowing for a Loan of the Type being converted to); provided that (i) any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto, and (ii) no Base Rate Loan may be converted into a Eurodollar Loan when an Event of Default has occurred and is continuing.

2.04         Evidence of Indebtedness, Note. Lender shall open and maintain on its books accounts and records evidencing the Loans made to Borrower. Lender shall record therein the amount of the Loans, each payment of principal of or interest on the Loans, fees, expenses and other amounts payable by Borrower hereunder and all other amounts paid by Borrower under this Agreement. Such accounts and records maintained by Lender will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of Borrower to Lender pursuant to this Agreement, the date Lender made each Loan to Borrower and the amounts Borrower has paid from time to time on account of the principal of and interest on the Loans and fees, expenses and other amounts payable by Borrower hereunder. In addition, the Loans shall be evidenced by the Note. Lender is hereby authorized to record the date and amount of each Loan and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Note; provided that Lender’s failure to make any such recordation (or any error in such recordation) shall not affect Borrower’s obligations hereunder or under the Note in respect of the Loans.

2.05         Prepayments.  (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Loan Limit, Borrower shall, within two Business Days after Lender’s written demand, prepay Loans and/or provide additional Collateral in an amount sufficient to eliminate such excess.

(b)           Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon prior notice to Lender (which notice must be received by Lender prior to 11:00 a.m. one Business Day prior to the prepayment date) specifying the date and amount of prepayment and the Type of Loan to be prepaid; provided that each prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period shall require the payment of any amounts payable by Borrower pursuant to Section 3.04. Any such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in the principal amount of $100,000 or any larger whole multiple of $100,000.

(c)           Partial prepayments of the Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in such order as will minimize the amount payable by Borrower pursuant to Section 3.04.

2.06         Reduction or Termination of Commitment. (a) LENDER SHALL HAVE THE RIGHT, IN ITS SOLE AND ABSOLUTE DISCRETION, ON AT LEAST 90 DAYS’ BUT NOT MORE THAN 150 DAYS’ PRIOR WRITTEN NOTICE TO BORROWER, TO TERMINATE THE COMMITMENT IN WHOLE OR ANY PORTION OF THE UNUSED PART OF SUCH COMMITMENT. If in whole, the principal amount of each Loan then outstanding, all accrued but unpaid interest thereon, and all fees, expenses and any other amounts due hereunder or under any other Facility Document shall be due and payable in full on the effective date of such termination without any further notice or demand by Lender; and if in part, the Borrower shall on the effective date of such reduction repay all outstanding Loans in excess of the Commitment as so reduced, all interest accrued thereon and all accrued facility fees on the amount of such reduction in the Commitment. Once such termination has occurred, the Commitment may not be reinstated nor (except as provided in Section 2.11) may any reduction be reinstated.

(b)           Borrower may at any time, upon 5 Business Days’ prior written notice to the Lender, permanently terminate, or from time to time permanently reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) Borrower shall not reduce the Commitment unless, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.05(b), the aggregate outstanding principal amount of the Loans would not exceed the Commitment as so reduced and (iii) Borrower shall pay on the date of any such termination the principal amount of all outstanding Loans, all accrued but unpaid interest thereon and all fees, expenses and any other amounts due hereunder or under any other Facility Document. Once such termination or reduction has occurred, the Commitment may not be reinstated.

2.07        Fees.  (a)  Borrower shall pay to Lender a non-refundable arrangement fee in the amount of $0.00. Borrower hereby authorizes Lender to deduct such arrangement fee from the proceeds of the initial Loan.

(b)           Borrower agrees to pay to Lender a facility fee at the rate of 0.30% per annum from the date hereof to and including the Stated Termination Date, payable in arrears on an annualized basis on the last Business Day of each calendar month (commencing on the first such day to occur after the date hereof) and, in respect of the final facility fee payment, payable on the Termination Date, in either such case based on the maximum amount of the Commitment (whether used or unused) in effect on any day between the date hereof and day such amount is payable (i.e. giving effect to any increases in the Commitment pursuant to Section 2.11(a) hereof, but without giving effect to any reductions of the Commitment effected pursuant to Section 2.06(b) hereof); provided that the final facility fee payment shall include the period from the Termination Date to the Stated Termination Date.

2.08         Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin. Interest accrued on each Eurodollar Loan shall be payable in arrears on each Interest Payment Date, on any date on which such Loan is prepaid (on the amount prepaid), whether due to acceleration or otherwise, and at maturity.

(b)           Each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made until it becomes due at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Interest accrued on each Base Rate Loan shall be payable in arrears on each Interest Payment Date, commencing with the first such date to occur after the Borrowing Date of such Loan, on any date on which such Loan is prepaid (on the amount prepaid), whether due to acceleration or otherwise, and at maturity.

(c)           If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to paragraphs (a) and (b) of this Section 2.08 plus 2.00% or (y) in the case of overdue interest or any other amount due hereunder, the Base Rate plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Any such interest shall be payable in arrears on demand or, if no earlier demand for payment is made, on the last Business Day of each calendar month.

(d)           (i)           In no event shall the interest charged with respect to any Loan or any other obligations of Borrower hereunder exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

(ii)          Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of Lender hereunder or under the Note (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged by Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of Lender shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest for the account of Lender at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by Lender exceed the amount which Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate.

(iii)         If Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

2.09         Interest and Fee Basis. (a) Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest on Base Rate Loans shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed; otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Lender shall as soon as practicable notify Borrower of each determination of LIBOR. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. Lender shall as soon as practicable notify Borrower of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. Lender shall, at Borrower’s request, deliver to Borrower a statement showing the quotations used by Lender in determining any interest rate pursuant to Section 2.08(a).

(b)           Interest shall be payable for the day a Loan is made but not for the day of any payment thereof on the amount paid if payment is received prior to 12:00 noon. If any payment of principal of or interest on a Loan shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment such extension of time shall be included in computing interest in connection with such payment. For purposes of the Interest Act (Canada), the annual rates of interest or fees charged to Borrower to which the rates calculated in accordance with this Agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365.

2.10         Method of Payment (a) All payments (including prepayments) by Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made in Dollars and immediately available funds to Lender by 12:00 noon on the date when due at the office of Lender located at the address specified in Section 8.02 below for notices to Lender or as otherwise specified by Lender to Borrower in writing.

(b)           If, on the due date for the payment of interest on any Loan or any facility or arrangement fee payable hereunder, Lender has not received from the Borrower notice that it intends to pay such interest or fee from another source, then Lender is authorized and directed (i) first, to instruct Custodian (and Custodian is hereby authorized and directed to take such instructions from Lender) to debit the Deposit Account for such payment (to the extent immediately available funds are on deposit in the Deposit Account) and remit it to Lender and (ii) if such funds in the Deposit Account are insufficient to make such payment in full and the unused Commitment is equal to or greater than the unpaid amount, to add the unpaid amount to the principal amount of any Loan that is being made, converted or continued on such due date or, if no Loan is being made, converted or continued on such due date, to make a Base Rate Loan to Borrower on such due date in such unpaid amount (regardless of any provision herein concerning minimum amount or notice required for such Loan).

2.11         Increase and Extension of Commitment. (a) Borrower may request, subject to Lender’s written consent in its sole and absolute discretion, from time to time to increase the Commitment by the amount of $500,000 or any larger whole multiple of $100,000 upon at least fifteen days’ prior written notice to Lender, provided that no Default or Event of Default has occurred and is continuing as of the date of such notice or the date of such increase or would occur on the date of such increase after giving effect to such increase. In connection with any requested increase of the Commitment, Borrower shall (i) deliver to Lender (A) a certified copy of the resolutions of its board of directors or similar body authorizing and approving the requested increase, (B) a legal opinion* in form and substance satisfactory to Lender, and (C) if Lender requests it, a new Note and (ii) pay and reimburse on demand all reasonable costs and expenses of Lender in connection with such increase of the Commitment including, but not limited to, reasonable legal fees and expenses.

(b)           Not less than 60 days and not more than 75 days before the Stated Termination Date then in effect, Borrower may, by written notice to Lender, request that the Stated Termination Date be extended for a period of 364 days from the Stated Termination Date then in effect (“Request for Extension”). Such notice shall be made substantially in the form of Exhibit F. Such extension shall only be effective upon Lender’s approval thereof, which approval may be given or withheld in Lender’s sole and absolute discretion and which shall take effect only upon Lender’s signature on such request and Borrower’s receipt of such signature.

2.12         Change in Maximum LTV Ratio. Lender shall have the right at any time and from time to time, upon 90 days’ prior written notice to Borrower, to adjust the Maximum LTV Ratio in its sole and absolute discretion for risk management purposes, including a right to adjust the Maximum LTV Ratio to 0%.

ARTICLE III

CHANGE IN CIRCUMSTANCES

3.01         Yield Protection. If after the date hereof the introduction of, or any change in, any law or governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), any interpretation thereof or compliance by Lender therewith,

(a)           subjects Lender or any applicable lending office to any tax, duty, charge or withholding on or from payments due from Borrower (excluding United States and Canadian federal taxation of the overall net income of Lender or any applicable lending office) or changes the basis of taxation of payments to Lender in respect of the Loans or other amounts due it hereunder, or

(b)           imposes or increases or deems applicable any reserve (other than the Reserve Requirement), assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or any applicable lending office, or

(c)           imposes any other condition,

the result of which is to increase the cost to Lender or any applicable lending office of making, funding or maintaining Loans, to reduce any amount received by Lender or any applicable lending office in connection with Loans or to require Lender or any applicable lending office to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by Lender, then, within fifteen days after demand by Lender, Borrower shall pay Lender that portion of such increased cost incurred or reduction in amount received that Lender determines is attributable to making, funding and maintaining the Loans and the Commitment.

3.02         Changes in Capital Adequacy Regulations. If Lender determines that, after the date hereof, the adoption or implementation of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive of any such Person regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on Lender’s capital to a level below that which Lender could have achieved (taking into consideration Lender’s policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance and assuming that Lender’s capital was fully utilized prior to such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of Lender’s Commitment or outstanding Loans by any amount deemed by Lender to be material, Borrower shall pay to Lender as an additional fee from time to time on demand such amount as Lender determines to be necessary to compensate it for such reduction. The determination by Lender of such amount, if done on the basis of any reasonable averaging and attribution methods, shall in the absence of manifest error be conclusive.

3.03         Availability of Eurodollar Loans. If Lender determines that the making or maintenance of Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if Lender determines that funds of a type and maturity appropriate to match fund Eurodollar Loans are not available, then the availability of Eurodollar Loans shall be suspended, any requested Eurodollar Loan shall be made as a Base Rate Loan and any outstanding Eurodollar Loans shall be converted to Base Rate Loans at the end of the then current Interest Period therefor or at such earlier time as may be required by applicable law, rule, regulation or directive.

3.04         Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date that is not the last day of an Interest Period for such Eurodollar Loan, whether because of demand for payment, acceleration, mandatory prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower for any reason other than default by Lender, Borrower shall indemnify Lender for any loss or cost (excluding lost profits) incurred by it resulting therefrom, including (but not limited to) any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Loan.

3.05         Taxes. (a) Any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on it, by Canada or the United States of America or any political subdivision of either thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as “Taxes”). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall deliver a certificate to the Lender as to the taxes so paid or deducted by the Borrower.

(b)           In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement, the Note or any other Facility Document (“Other Taxes”).

(c)           Borrower will indemnify Lender for the full amount of Taxes or Other Taxes paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such Taxes and Other Taxes, submitted to Borrower by Lender, shall be conclusive evidence of the amount payable to Lender hereunder absent manifest error.

(d)           Within 30 days after payment by the Borrower of any Taxes or other Taxes pursuant to this Section 3.05, Borrower shall deliver to Lender official receipts of the relevant taxing authority evidencing such payment (or other evidence of such payment satisfactory to Lender in its sole and absolute discretion).

3.06         Lender Statements, Survival of Indemnity. To the extent reasonably possible, Lender shall (upon Borrower’s written request and agreement to reimburse Lender for its costs and expenses incurred in connection therewith) designate an alternate applicable lending office with respect to Eurodollar Loans to reduce any liability of Borrower to Lender under Sections 3.01 and 3.02 or to avoid the unavailability of Eurodollar Loans under Section 3.03, so long as such designation is not, in Lender’s judgment, disadvantageous to Lender. Lender shall deliver to Borrower a written statement as to the amount due (if any) under Section 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though Lender funded such Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR applicable to such Loan, whether or not that is in fact the case. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after the receipt by Borrower of the written statement. Borrower’s obligations under Sections 3.01, 3.02, 3.04 and 3.05 shall survive the payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.01         Conditions Precedent to Initial Loan. Lender’s obligation to make the initial Loan hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions:

(a)           Lender shall have received the following, each (as applicable) duly executed and in form and substance satisfactory to Lender:

(i)           the Note payable to the order of Lender;

(ii)          the Security Agreement and all documents contemplated thereby;

(iii)         the Control Agreement;

(iv)         the Custody Agreement;

(v)          Reserved;

(vi)         certified copies of (A) the documents listed on Schedule 1 of the Custody Agreement (together with all shareholder agreements, voting trust agreements and similar agreements), (B) a certificate of the general partner of Borrower authorizing and approving the execution, delivery and performance by Borrower of this Agreement and the other Facility Documents and the borrowings hereunder, and (C) documents evidencing all other necessary corporate action and governmental approvals, if any, with respect to this Agreement and any other Facility Document;

(vi)         Reserved;

(vii)        a certificate of Borrower, executed by a director or authorized officer, certifying the names, titles and true signatures of the directors and officers of Borrower authorized to sign this Agreement or any other Facility Document and to make borrowings hereunder and stating that Lender is entitled to rely thereon until informed of any change by Borrower in writing;

(viii)       a certificate issued by the Secretary of State of Delaware, dated a date not earlier than ten Business Days prior to the Closing Date, as to the valid existence and good standing of Borrower;

(ix)         written opinions of counsel to Borrower substantially in the form of Exhibits D and E, or some other form acceptable to Lender in its sole and absolute discretion;

(x)          evidence of the filing by Borrower with each appropriate jurisdiction of such documents, and the taking of all such other actions, as are required to obtain a first priority, perfected lien on, charge over and security interest in the Collateral;

(xi)         executed letters in the form of Exhibit G hereto (or some other form acceptable to Lender in its sole and absolute discretion) with respect to any Investee Fund Interests that will initially constitute all or a portion of the Collateral;

(xii)        the results of tax, judgment and lien searches on Borrower in all applicable jurisdictions, each dated a date not more than ten Business Days prior to the Closing Date;

(xiii)       Reserved;

(xiv)       Reserved;

(xv)        Reserved;

(xvi)       Reserved; and

(xvii)      such other approvals, opinions and documents relating to the organization, existence and good standing of Borrower, this Agreement and the transactions contemplated hereby as Lender shall have reasonably requested (including, but not limited to, control agreement(s) with financial institutions or securities or commodities intermediaries).

(b)           Borrower shall have reimbursed Lender for legal fees incurred on behalf of Lender pursuant to Section 8.04(a) that have been invoiced to Borrower.

(c)           There shall not have been any Law applicable to the transactions contemplated hereby promulgated, enacted, entered or enforced by any governmental or regulatory authority, body or entity, nor shall there be pending any action or proceeding by or before any such authority, body or entity involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially affect the execution, delivery and performance or enforceability of the Facility Documents, the making of the Loans or the enforceability, perfection or priority of the Lender’s security interest in the Collateral.

4.02         Conditions Precedent to Each Loan. Lender shall not be required to make any Loan (including the initial Loan), to continue a Loan for an additional Interest Period or to convert Loans of one Type to the other Type, unless on the applicable Borrowing Date:

(a)           Lender has received, in the case of (i) the making of a Loan, the relevant Notice of Borrowing or (ii) the conversion of a Loan, the relevant Notice of Conversion, in each case duly executed by the Borrower;

(b)           No Default or Event of Default exists or would result from such borrowing or the application of the proceeds thereof, such continuation or such conversion;

(c)           Borrower’s representations and warranties contained in Article V and in the Security Agreement are true and correct in all material respects on and as of such Borrowing Date as though made on and as of such Borrowing Date, and the provisions of Section 6.02(a) continue to be satisfied in all respects, before and after giving effect to such borrowing and the applications of the proceeds thereof, such continuation or such conversion;

(d)           If, as a result of a change in Law, Lender has requested the same, Lender has received from counsel for Borrower (who shall be reasonably satisfactory to Lender) a written opinion, in form and substance satisfactory to Lender, addressed to Lender and dated the date of such borrowing, covering such matters incident to the transactions contemplated hereby as Lender may request;

(e)           All legal matters incident to such making, continuation or conversion of such Loan are reasonably satisfactory to Lender and its counsel; and

(f)            There shall have occurred no event, condition or circumstance which Lender reasonably determines constitutes, or could constitute, a Material Adverse Effect.

Each borrowing, continuation or conversion of a Loan shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.02 (b), (c) and (f) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender on and as of the date hereof and each Borrowing Date that:

5.01         Borrower Existence and Standing. Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where failure so to qualify and be in good standing or to be licensed could have a Material Adverse Effect and (c) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

5.02         Authorization, No Conflict. The execution, delivery and performance by Borrower of this Agreement, the Note, and the other Facility Documents, and the grant of the security interest contemplated hereby with respect to the Collateral, are within its powers, have been duly authorized by all necessary action and do not (a) contravene Borrower’s constitutive documents, (b) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it or any of its Affiliates is a party or by which any of its properties or assets is bound (other than such consents, if any, required to be received from Investee Funds in connection with any assignment, transfer or pledge contemplated by the Facility Documents), (c) result in or require the creation or imposition of any Lien upon any property or assets of Borrower other than Liens permitted by Section 6.02, or (d) violate any Law (including, but not limited to, the United States Securities Act of 1933, as amended, and the Exchange Act or the Investment Company Act of 1940, as amended, or any regulations issued under any such Law), order, writ, judgment, injunction, decree, determination or award. Borrower is not in violation of any Law, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for any such violation or breach that would not have a Material Adverse Effect.

5.03         No Filings or Approvals. Except for any filings specifically provided for in the Security Agreement and except such consents, if any, required to be received from Investee Funds in connection with any assignment, transfer or pledge contemplated by the Facility Documents, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or entity or any other third party (except such as have been obtained or made and are in full force and effect) is required to authorize, or is required in connection with (a) the execution, delivery and performance by Borrower of any Facility Document, or (b) the legality, validity, binding effect or enforceability of any Facility Document.

5.04         Execution, Validity. This Agreement and the other Facility Documents have been duly executed and delivered and are, or, in the case of the Note, when delivered for value hereunder will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.05         Financial Statements; No Material Adverse Effect. (a) The financial statements of Borrower and its Subsidiaries provided to Lender pursuant hereto are true, accurate and complete as of the date thereof and fairly present, in accordance with GAAP, the financial condition and results of operations of Borrower as of the date hereof and for the period covered thereby. There are no material liabilities, contingent or otherwise of Borrower or its Subsidiaries which are not reflected in said financial statements or the notes thereto.

(b) Since the date of the financial statements referred to in paragraph (a) above, there has been no Material Adverse Effect.

5.06         No Litigation. There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator that (a) would reasonably be expected to have a Material Adverse Effect, or (b) purports to affect the legality, validity or enforceability of this Agreement or any other Facility Document.

5.07         Not a Regulated Borrower. Borrower is not (a) an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, required to register under such act, (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended or within the meaning of the Public Utility Holding Company Act of 2005, as amended or (c) subject to regulation under any Law that limits its ability to incur indebtedness.

5.08         Compliance with Law, Agreements, Etc. (a) Each of Borrower and its Subsidiaries is, and for at least the last five years (or since the date of its formation, if in existence less than five years) has been, in compliance in all material respects with all Laws binding on or applicable to it or its properties (whether owned or leased or otherwise occupied).

(b)           Each material agreement to which Borrower is a party is in full force and effect, and Borrower is not in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Borrower is a party or by which Borrower or any of its properties or assets is bound.

(c)           All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of Borrower and each of its Subsidiaries have been duly obtained and are in full force and effect except where the failure to obtain and maintain any of the foregoing would not have a Material Adverse Effect. There are no restrictions or requirements which limit Borrower’s ability lawfully to conduct its business or perform its obligations under this Agreement or any other Facility Document.

5.09         Schedules. (a) Schedule 5.09A sets forth as of the date hereof a list of all Subsidiaries and Consolidated VIEs of Borrower and its percentage ownership interest therein. The membership interests, shares of capital stock, or other ownership interests so indicated on Schedule 5.09A are fully paid and non-assessable and are owned by Borrower, directly or indirectly, free and clear of all Liens.

(b)           Schedule 5.09B sets forth as of the date hereof a complete and correct description of the capital structure of Borrower.

(c)           All Schedules attached to this Agreement are true, complete and correct on the date hereof.

5.10         Good and Marketable Title. Each of Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets and, in Borrower’s case, all Collateral. All such material properties and assets and all Collateral are free and clear of Liens, other than Liens permitted by Section 6.02. Except as set forth in Schedule 5.10, neither Borrower nor any of its Subsidiaries has made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the foregoing, including, but not limited to, filings with a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements. Each of Borrower and its Subsidiaries has complied with all obligations under all material leases, if any, to which it is a party, and all such leases are in full force and effect. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

5.11         Taxes. Each of Borrower and its Subsidiaries has filed all income tax returns and all other material tax returns that are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for taxes contested in good faith as to which adequate reserves have been provided in accordance with GAAP. Neither Borrower nor any of its Subsidiaries has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Borrower or such Subsidiary or is aware of any circumstances that would cause the taxable years or other taxable periods of Borrower or such Subsidiary not to be subject to the normally applicable statute of limitations.

5.12         Margin Regulations. (a) Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Immediately following the making and application of each Loan, not more than 25% of the value of the assets of Borrower subject to the provisions of Section 6.02 will consist of Margin Stock.

5.13         Collateral. Borrower has no knowledge of any insolvency or bankruptcy proceeding of any type instituted by or with respect to any issuer of Collateral or any event that could reasonably be expected to have a Material Adverse Effect on the Collateral.

5.14         No Immunity from Jurisdiction. Neither Borrower, any of its Subsidiaries, nor any of their assets, properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

5.15         Borrower’s Debt. (a) The Loans constitute direct, general, unconditional and unsubordinated Debt of Borrower.

(b)           Borrower has no Debt, other than Debt under the Facility Documents and as set forth in Schedule 5.15B and such Debt as is incurred in Borrower’s ordinary course of business.

5.16         Accurate Information. All information (a) provided to Lender with respect to Borrower and its Affiliates or their assets by or on behalf of Borrower in connection with the negotiation, execution and delivery of this Agreement and the other Facility Documents or the transactions contemplated hereby and thereby, including, but not limited to, any financial statements of Borrower and its Subsidiaries provided to Lender, or (b) provided or to be provided by Borrower and its Affiliates in any offering document of Borrower (except as to information about Lender furnished by it specifically for inclusion therein, as to which Borrower makes no representation) was (or will be), on or as of the applicable date of provision thereof, complete and correct in all material respects and does not (or will not) contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

ARTICLE VI

COVENANTS

6.01         Affirmative Covenants. So long as the Commitment is in effect and until the full payment and performance of all of the Obligations, Borrower agrees that, unless Lender otherwise consents in writing:

(a)           Existence, Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and fanchises and remain or become qualified to engage in business and in good standing in all jurisdictions in which the character of its properties or the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all Laws that now or at any time hereafter may be applicable to it, noncompliance with which would reasonably be expected to have a Material Adverse Effect except for those Laws the necessity of compliance with which is being contested in good faith by appropriate proceedings provided such contest does not pose risk of forfeiture of any Collateral or impairment of Lender’s security interest thereon.

(b)           Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain in good working order and condition (ordinary wear and tear excepted) and preserve all of its properties, rights, licenses and other assets that are used or useful in the conduct of its business.

(c)           Financial Information and Reports, Notices. Borrower will keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs in accordance with GAAP and will furnish to Lender the following:

(i)           as soon as available and in any event within 180 days after the end of each fiscal year of Borrower, its annual consolidated financial statements, including all notes thereto, which statements shall include a consolidated statement of financial position as of the end of such fiscal year and statements of operations and of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of independent certified public accountants of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the consolidated financial position of Borrower and its consolidated Subsidiaries as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied;

(ii)          as soon as possible and in any event within two Business Days after Borrower obtains actual knowledge of the occurrence of (x) any Default or Event of Default continuing on the date of the statement referred to below in this subparagraph (ii) or (y) any actual or threatened litigation or other event that, if adversely determined to Borrower, could have a Material Adverse Effect, a statement of a Responsible Officer setting forth the details thereof and the action Borrower has taken and proposes to take with respect thereto;

(iii)         at least 30 days’ prior written notice of any proposed Change in Key Management (except that, with respect to Changes in Key Management for which no such prior notice is possible (i.e., unplanned immediate voluntary resignations), written notice shall be provided as promptly as practicable after such Change in Key Management);

(iv)         Reserved; and

(v)          promptly after request therefor, such other business and financial information respecting the condition or operations, financial or other, of Borrower, any of its Subsidiaries or any Consolidated VIE as Lender may from time to time reasonably request.

(d)           Change in Nature of Business. Borrower will remain principally engaged in the business of investing in securities and other investments.

(e)           Use of Proceeds. Borrower will use the proceeds of the Loans for operating and investment purposes in accordance with its constitutive documents and Investment Guidelines.

(f)            Payment of Taxes, Etc. Borrower will, and will cause each of its Subsidiaries to, pay and discharge, before the same become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

(g)           Visitation Rights. Borrower will, at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit Lender or any agent or representative thereof to (i) visit the properties of Borrower and discuss the affairs, finances, assets and accounts of Borrower, its Subsidiaries and any Consolidated VIEs with any of its officers or directors and examine and make copies of and abstracts from its records and books of account and (ii) discuss the affairs, finances, assets and accounts of Borrower, its Subsidiaries and any Consolidated VIEs with its accountants, including any independent certified public accountants retained by Borrower.

(h)           Reserved.

(i)            Registration of Collateral; Safekeeping of Register. All non-cash assets of Borrower constituting Collateral will at all times remain registered in the name of Custodian or its nominee. Further, in connection with each purchase by the Borrower (or by Custodian on behalf of Borrower) of any Investee Fund Interest, Borrower will sign, and use its commercially reasonable efforts to cause the issuer of such Investee Fund Interest to sign, a letter in the form of Exhibit G hereto (or some other form acceptable to Lender in its sole and absolute discretion).

(j)            Performance Reports. Borrower will irrevocably instruct (or cause the Custodian to instruct) the manager or administrator of each Investee Fund to deliver directly to Lender, as soon as available and in any event within 30 days after the end of each calendar month, a report setting forth monthly performance information for such Investee Fund in form and substance reasonably satisfactory to Lender.

6.02         Negative Covenants. So long as the Commitment is in effect and until the full payment and performance of all of the Obligations, Borrower agrees that, unless Lender otherwise consents in writing:

(a)           Maintenance of Required LTV Ratio. The LTV Ratio will not (i) at any time exceed the Maximum LTV Ratio, (ii) as of the date hereof or on any Borrowing Date, without Lender’s consent, exceed 25% (“Initial LTV Ratio”), or (iii) upon withdrawal of Property from the Custody Account by Borrower, exceed the Initial LTV Ratio.

(b)           Retention of Custodian. Borrower will not remove or replace Royal Bank of Canada as its Custodian.

(c)           Liens. Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any item of Collateral, whether now owned or hereafter acquired, except:

(i)           Liens in favor of Lender created under the Credit Documents;

(ii)          Liens in favor of Custodian created under the Custody Agreement; and

(iii)         Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings.

(d)           Mergers, Transfer of Assets, Etc. Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person; provided that any of Borrower’s Subsidiaries may merge or consolidate with or into (or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to) Borrower or any wholly-owned Subsidiary of Borrower if, in each such case, no Event of Default has occurred and is continuing at the time of such merger, consolidation, conveyance, transfer, lease or disposition referred to in this proviso or would occur as a result thereof.

(e)           Amendment of Constitutive Documents, Etc. Borrower will not consent to any material amendment, supplement or other modification of any of the terms or provisions of its constitutive documents relating to (i) valuation of assets or the determination of net asset value or the value of any investor’s interest in and to Borrower, (ii) the power to borrow money and pledge assets, (iii) its investment objectives and strategies or (iv) its capital structure.

(f)            Reserved.

(g)           Prohibited Transactions. Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction that does not comply with the Investment Guidelines.

(h)           Dividends, Etc. Borrower will not declare or make any dividend payment or other distribution of assets, property, cash, rights, obligations or securities on account of any equity interests of Borrower, as applicable, or purchase, redeem, retire or otherwise acquire for value any equity interests of Borrower, as applicable, or any warrants, rights or options to acquire any such interests or shares, now or hereafter outstanding, except that Borrower may (i) declare and make any dividend payment or other distribution payable in equity interests of Borrower, (ii) purchase, redeem or otherwise acquire equity interests in Borrower or warrants, rights or options to acquire any such interests with the proceeds received from the substantially concurrent issue of new equity interests, (iii) declare or pay cash dividends or distributions to its partners, members or stockholders, as applicable, and purchase, redeem or otherwise acquire equity interests or warrants, rights or options to acquire any such interests for cash solely out of the earned surplus of Borrower available therefor, and (iv) redeem, in the ordinary course of business, equity interests of withdrawing investors; provided, that immediately after giving effect to any proposed action referred to in clauses (i) through (iv) above, no Default or Event of Default would exist.

(i)            Advances and Investments. Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except for the purpose of making investments, provided that no such investment can in any event be made if (i) any Default or Event of Default is then in existence, or (ii) such investment constitutes a Consolidated VIE.

(j)            Voluntary Payments and Modification of Debt. Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, but not limited to, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Debt other than any amounts outstanding hereunder or under the Facility Documents, or (ii) amend or modify, or permit the amendment or modification of, any provision of any Debt or of any agreement (including, but not limited to, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing.

(k)           Restrictions of Subsidiary Dividends and Distributions. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of Borrower or pay any Debt owed to Borrower or a Subsidiary of Borrower, (ii) make loans or advances to Borrower, or (iii) transfer any of its properties or assets to Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable Law or (y) this Agreement or any other Facility Document.

(1)           Issuance of Capital Stock by Subsidiaries. Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) stock splits, stock dividends and similar issuances that do not decrease the percentage ownership of Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary.

(m)          Reserved.

(n)           Transactions with Affiliates. Borrower will not, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase, capital contribution, loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any other transaction, deposit, or otherwise, including any agreement or commitment to enter into any of the foregoing), (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of an Affiliate (including, but not limited to, Guaranties and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer, manager or employee of, or otherwise have management authority with respect to, Borrower or any of its Subsidiaries or other Affiliates and receive reasonable compensation for his or her services in such capacity, and (ii) Borrower, upon five Business Days’ notice to Lender, may enter into transactions (other than extensions of credit by Borrower to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of tangible or intangible property in the ordinary course of business if (x) the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a Person who is not an Affiliate and (y) such transaction is of the kind that would be entered into by a prudent Person in the position of Borrower with a Person that is not one of its Affiliates. Borrower and its Subsidiaries will not be party to any tax sharing or similar arrangement if the effect of such arrangement would be to increase the tax liability or adversely affect the cash flow or any tax loss carry forward (or other tax benefit) of Borrower or its Subsidiaries, as the case may be, in an amount greater than would have been the case in the absence of such an arrangement.

(o)           Changes to Fiscal Year; Accounting Method. Borrower will not, and will not permit any of its Subsidiaries to, change (i) its fiscal year or (ii) its method of accounting as in effect on the date hereof.

ARTICLE VII

DEFAULTS

7.01         Events of Default. If any of the following events (“Events of Default”) occurs and is continuing:

(a)           Borrower fails to pay any principal of any Loan when the same becomes due and payable; or Borrower fails to pay any interest on any Loan or any other amount payable hereunder or under the Note when due and such failure remains unremedied for three Business Days;

(b)           any representation or warranty made by Borrower herein or in any other Facility Document or by Borrower (or any of its officers or representatives) in connection with this Agreement or the Security Agreement is incorrect in any material respect when made;

(c)           Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01(a) (with respect to itself), 6.01(d), 6.01(e), 6.01(h), 6.01(i) or 6.02;

(d)           Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and such failure remains unremedied for five Business Days after notice thereof has been given to Borrower by Lender;

(e)           Borrower fails to pay any principal of any Debt of Borrower (other than the Loans) for or in respect of borrowed money that is outstanding in an aggregate principal amount of at least $200,000 when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event occurs or condition exists under any agreement or instrument relating to any such other Debt and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such other Debt; or any such other Debt is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease any such other Debt is required to be made, in each case prior to the stated maturity thereof;

(f)            Borrower or any of its Subsidiaries fails to pay its debts generally as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against Borrower or any of its Subsidiaries, such proceeding remains undismissed or unstayed for a period of 30 days; or Borrower is dissolved or liquidated; or Borrower or any of its Subsidiaries takes any action to authorize any of the actions set forth above in this paragraph (f);

(g)           (i)        any judgment or order for the payment of money in excess of $200,000 is rendered against Borrower or any of its Subsidiaries and either (x) enforcement proceedings are commenced by any creditor upon such judgment or order that are not stayed or dismissed within 30 days after the commencement of such proceedings or (y) there is any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or (ii) Borrower or any of its Subsidiaries fails to satisfy when due any nonmonetary judgment if the failure so to do could reasonably be expected to have a Material Adverse Effect;

(h)           if any Default occurs under (and as defined in) the Security Agreement;

(i)            Borrower denies its obligations under this Agreement or any other Facility Document; any Law purports to render invalid, or preclude enforcement of, any provision of this Agreement or any other Facility Document or impair performance of Borrower’s obligations hereunder or under any other Facility Document; or any dominant authority asserting or exercising de jure or de facto governmental or police powers, by moratorium Law or otherwise, cancels, suspends or defers the obligation of Borrower or any of its Subsidiaries to pay any amount required to be paid hereunder or under any other Facility Document;

(j)            any event or condition occurs or exists that, in Lender’s judgment, could have a Material Adverse Effect;

(k)           any government or governmental or regulatory body or authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property, membership interests, shares of capital stock or other assets of Borrower or any of its Subsidiaries or assumes custody or control of such property or other assets or of the business or operations of Borrower or any of its Subsidiaries or takes any action for the dissolution or disestablishment of Borrower or any of its Subsidiaries or any action that would prevent Borrower or any of its Subsidiaries or its officers from carrying on the business of Borrower or any of its Subsidiaries or a substantial part thereof;

(l)            any government or governmental or regulatory body or authority imposes restrictions on the availability of freely transferable Dollars to Persons or Dollars are, in Lender’s reasonable judgment, unavailable at all or at a commercially reasonable rate of exchange, and Borrower does not, within five Business Days after notice from Lender, demonstrate to Lender’s satisfaction that such restrictions will not have a material adverse effect on Borrower’s ability to perform its obligations under this Agreement or any other Facility Document or the availability of Dollars for purposes of paying any amounts required to be paid pursuant to any of the Facility Documents;

(m)          Royal Bank of Canada ceases to be the Custodian of Borrower;

(n)           a Change of Control occurs; or

(o)           a Change in Key Management occurs;

then, and in any such event, Lender may, by notice to Borrower, (x) declare the Commitment to be terminated, whereupon it shall immediately terminate, and/or (y) declare the Loans, all interest thereon and all other amounts payable under this Agreement or any other Facility Document to be forthwith due and payable, whereupon the Loans, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence with respect to the Borrower of any Event of Default specified in paragraph (f) of this Section 7.01, the Commitment shall automatically terminate immediately and the Loans, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE VIII

MISCELLANEOUS

8.01         Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by Lender and Borrower, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.02         Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto under or with respect to any Facility Document shall be in writing unless otherwise specified in any Facility Document. Written notices shall be deemed to have been duly given or made (x) five Business Days after being mailed, properly addressed with first class postage prepaid, or (y) upon actual receipt thereof by the receiving party, if delivered by hand, overnight courier or facsimile transmission (and, if received on any day that is not a Business Day or after close of business on a Business Day, at the opening of business of the receiving party on the next succeeding Business Day). Every such notice shall be addressed to the receiving party at its address or facsimile number as set forth below, or at such other address or facsimile number as a party may hereafter specify by a written notice to the other party. As of the date hereof, the address and facsimile number of each party is:

Borrower:	Persimmon Growth Partners Fund, L.P.
c/o Persimmon GP, LLC
620 West Germantown Pike
Suite 270
Plymouth Meeting, PA 19462
Attention: Gregory Horn
Telephone Number: (877) 502-6840
Facsimile Number: (484)342-4144

Lender:	Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
165 Broadway
New York, New York 10006-1404
Attention: Phi-Tuong Luong/Marie Starr
Telephone Number.: (212) 428-6369/6208
Facsimile Number: (212) 428-2372

with a copy to:

Attention: Walter Borek
Telephone Number: (212) 428-6514
Facsimile Number: (212) 428-2306

8.03         Preservation of Rights. No delay or omission of Lender to exercise any right under this Agreement or any other Facility Document shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent thereto (notwithstanding that Lender may have had notice or knowledge or reason to believe that such Default or Event of Default or inability existed at the time such extension of credit was made) shall not constitute any such waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies contained in the Facility Documents or afforded by law or equity shall be cumulative, and all shall be available to Lender until this Agreement has terminated and the Obligations have been paid in full.

8.04         Expenses; Indemnification. (a) Borrower agrees to pay and reimburse on demand all of Lender’s reasonable costs and expenses, including (but not limited to) the fees and out-of-pocket expenses of its counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Facility Documents and other documents to be delivered hereunder or in respect of the transactions contemplated hereby and (ii) any amendment, consent or waiver with respect to any of the foregoing. Borrower further agrees to pay on demand all costs and expenses, if any (including, but not limited to, reasonable counsel fees and expenses), incurred by Lender in connection with administration, modification and supplementation of this Agreement or any other Facility Document or the Collateral, and the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, any other Facility Document or any other document delivered hereunder or in respect of the transactions contemplated hereby.

(b)           (i) Borrower shall indemnify Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, but not limited to, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, any other Facility Document or the transactions contemplated hereby or thereby, or any consent (or lack of consent) rendered by Lender in connection with Collateral (including but not limited to (x) substitution or reallocation, or (y) any payment made by Lender under an indemnity provided by it to an issuer of Collateral in connection with such issuer’s consent to the pledge of such Collateral), or any use made or proposed to be made of the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its members, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not the conditions precedent set forth in Article IV are satisfied or the transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s gross negligence or willful misconduct or breach of this Agreement or any other Facility Document.

8.05         Binding Effect. This Agreement shall become effective when it has been executed by Borrower and Lender. The terms and provisions of the Facility Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or obligations under this Agreement or any other Facility Document or any interest herein or therein without Lender’s prior written consent.

8.06         Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any assignment by Borrower without such consent shall be null and void). Lender may assign or otherwise transfer any of its rights or obligations hereunder (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (d) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent provided in paragraph (d) of this Section, Participants) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lender. Lender may at any time, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided that no such consent by Borrower shall be required if (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to an Affiliate of Lender. From and after the effective date of the assignment, the assignee shall be a party to this Agreement and, to the extent of the interest assigned to it, have the rights and obligations of Lender under this Agreement, and the assignor shall, to the extent of the interest assigned by it, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the assignor’s rights and obligations under this Agreement, the assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.05(c) and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(c)           Participations. Lender may at any time, without the consent of or notice to Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Borrower agrees that each Participant shall be entitled to the benefits of Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.13 as though it were a Lender.

(d)           Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including the Loans and the Note) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

8.07         Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under this Agreement or any other Facility Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s receipt of any sum adjudged in the Judgment Currency Lender may purchase Dollars with the Judgment Currency and (b) to indemnify and hold harmless Lender against any deficiency in terms of the Dollars in he amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, and shall apply irrespective of any time or other indulgence granted by Lender.

8.08         Severability. Any provision in any Facility Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Facility Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate such provision or render it unenforceable in any other jurisdiction.

8.09         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

8.10         Survival. Borrower’s obligations hereunder shall remain in full force and effect during the term of this Agreement. Borrower’s obligations under Sections 3.01, 3.02, 3.04, 3.05, 8.04, 8.07 and 8.13 shall survive termination of this Agreement.

8.11         Confidentiality. Lender will not, without Borrower’s prior written consent (which shall not be unreasonably withheld), disclose (other than to its Affiliates and to its and its Affiliates’ directors, officers, employees, auditors, agents and counsel, in each case only to the extent necessary for Lender’s administration and enforcement of this Agreement and the other Facility Documents) any Confidential Information with respect to Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable Law or pursuant to legal process (and Lender agrees that it will, to the extent reasonably practicable and if permitted by applicable Law, give Borrower prior written notice of such disclosure reasonably sufficient to permit Borrower to contest such disclosure), (ii) to governmental or regulatory authorities (including bank examiners) or national rating agencies that require access to information about Lender’s investment portfolio in connection with ratings issued to Lender, upon their request therefor, (iii) in connection with any proposed derivative transaction under a Swap Agreement or otherwise, to any direct or indirect contractual counterparty in such derivative transaction or such counterparty’s professional advisor, (iv) to a proposed assignee or participant permitted under Section 8.06 (provided that such proposed assignee or participant agrees to be bound by the provisions of this Section 8.11) and (v) in connection with Lender’s enforcement of its rights hereunder after an Event of Default has occurred and is continuing or in connection with any litigation relating to this Agreement or any other Facility Document, the Loans or the transactions contemplated herein. Lender’s obligations hereunder with regard to any Confidential Information furnished to it shall terminate two years after receipt of such information.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each party hereto (and any employee, representative or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax structure and tax treatment.

8.12         No Fiduciary Relationship. Borrower acknowledges that Lender does not have a fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the Note, and the relationship between Lender and Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

8.13         Right of Setoff. In addition to, and without limitation of, any rights of Lender under applicable Law, if any Event of Default occurs, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness matured or not yet due (and denominated in any currency) at any time held or owing by Lender or any of its Affiliates (including, but not limited to, by any of their branches and agencies wherever located) to or for the credit or the account of Borrower against and on account of the Obligations, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Facility Document, whether or not Lender shall have made any demand hereunder or thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. For purposes of effecting any such setoff, Lender may convert any deposit or other indebtedness from one currency to another at the exchange rate prevailing on the date of such setoff, as determined by Lender.

8.14         Entire Agreement. This Agreement and the other Facility Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

8.15         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT.

8.16         Submission to Jurisdiction; Waiver of Immunity. (a) For purposes of any suit, action or proceeding involving this Agreement or any other Facility Document or any judgment entered by any court in respect of such suit, action or proceeding, Borrower expressly submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York, New York, and agrees that any order, process or other paper may be served upon Borrower within or without such court’s jurisdiction by mailing a copy by registered or certified mail, postage prepaid, to Borrower at Borrower’s address for notices provided in this Agreement, such service to become effective 30 days after such mailing. Borrower irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Facility Document brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower hereby irrevocably appoints Persimmon Capital Management, L.P. as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, Borrower agrees to designate a new agent in The City of New York for the purposes of this provision reasonably satisfactory to Lender. Nothing contained in this Agreement or any other Facility Document shall affect Lender’s right to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or Borrower’s property in the courts of other jurisdictions.

(b) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Facility Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth herein shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

8.17         USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with said Act. Borrower agrees that it will promptly comply with any request by Lender for such information.

8.18         Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND AGREE THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PERSIMMON GROWTH PARTNERS FUND, L.P.
By:	Persimmon GP, LLC, its General Partner

By	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

ROYAL BANK OF CANADA

By	/s/ Philip B. Wisener
Name: PHILIP B. WISENER
Title: Managing Director

By	/s/ D. Bruce Runciman
Name: D. Bruce Runciman
Title: Vice President

Agreed and acknowledged
as of the date hereof:

PERSIMMON CAPITAL MANAGEMENT, L.P.,
as Investment Manager for Persimmon Growth Partners Fund, L.P.

By	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

SCHEDULE 5.09A

Subsidiaries and Consolidated VIEs

None

SCHEDULE 5.09B

Capital Structure

General partership interests and limited partnership interests of unlimited amount

SCHEDULE 5.10

Existing Liens

None

SCHEDULE 5.15B

Existing Debt

None

EXHIBIT A

PROMISSORY NOTE

$10,000,000	October 27, 2005

FOR VALUE RECEIVED, the undersigned, PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized under the laws of Delaware (“Borrower”), HEREBY PROMISES TO PAY to the order of Royal Bank of Canada, a Canadian chartered bank (“Lender”), on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of TEN MILLION DOLLARS ($10,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans (as defined below) made by Lender to Borrower under the Credit Agreement).

Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable to Lender in lawful money of the United States of America, in immediately available funds. Each Loan made by Lender to Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that Lender’s failure to make any such recordation or endorsement shall not affect Borrower’s obligations hereunder or under the Credit Agreement.

This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of October 27, 2005 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement”) between Borrower and Lender and the Security Agreement dated as of October 27, 2005 between Borrower and Lender (as from time to time amended, supplemented, restated or otherwise modified, the “Security Agreement”) as and to the extent provided therein. The Credit Agreement, among other things, (i) provides for the making of loans (the “Loans”) by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first mentioned above, the indebtedness of Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any right hereunder on the part of the holder hereof shall operate as a waiver of such right.

Exhibit A

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles that would make the laws of any other jurisdiction applicable to this Promissory Note.

PERSIMMON GROWTH PARTNERS
FUND, L.P.

By:
Name:
Title:

SCHEDULE TO PROMISSORY NOTE DATED OCTOBER 27, 2005 OF PERSIMMON
GROWTH PARTNERS FUND, L.P. TO ROYAL BANK OF CANADA

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

FORM OF NOTICE OF BORROWING

Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
165 Broadway
New York, New York 10006-1404
Attention: Phi-Tuong Luong/Marie Starr
Facsimile Number: (212) 428-2372
-and-
Attention: Walter Borek
Facsimile Number: (212) 428-2306

{date}

Ladies and Gentlemen:

The undersigned, PERSIMMON GROWTH PARTNERS FUND, L.P. (“Borrower”), refers to the Credit Agreement dated as of October 27, 2005 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement;” the terms defined therein being used herein as therein defined) between Borrower and you and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the “Proposed Loan”) as required by Section 2.02 of the Credit Agreement:

(i)            The Business Day of the Proposed Loan is {date}.

(ii)           The amount of the Proposed Loan is ${XX,XXX,XXX}.

(iii)          The Proposed Loan is to be a {Base Rate}{Eurodollar} Loan.

(iv)          Proceeds of the Loan shall be credited to Borrower’s account on Lender’s books.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

(A)          the representations and warranties contained in Section 5.01 of the Credit Agreement are true and correct in all material respects and the provisions of Section 6.02(a) continue to be satisfied in all respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

EXHIBIT B

(B)          no Default or Event of Default has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom.

Very truly yours,

PERSIMMON GROWTH PARTNERS FUND, L.P.

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF CONVERSION

Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
165 Broadway
New York, New York 10006-1404
Attention: Phi-Tuong Luong/Marie Starr
Facsimile Number: (212) 428-2372
-and-
Attention: Walter Borek
Facsimile Number: (212) 428-2306

{date}

Ladies and Gentlemen:

The undersigned, PERSIMMON GROWTH PARTNERS FUND, L.P. (“Borrower”), refers to the Credit Agreement dated as of October 27, 2005 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement;” the terms defined therein being used herein as therein defined) between Borrower and you and hereby requests, pursuant to Section 2.03 of the Credit Agreement, that on {date}:

(1)	${XXX,XXX} of the now outstanding principal amount of {Base Rate}{Eurodollar} Loans

(2)	be converted into a {Eurodollar}{Base Rate} Loan.

Very truly yours,

PERSIMMON GROWTH PARTNERS FUND, L.P.

By:
Name:
Title:

EXHIBIT D

Form of Opinion of New York Counsel to Borrower

October 27, 2005

Royal Bank of Canada
One Liberty Plaza
New York, New York 10006-1404

Re:	Credit Agreement between Persimmon Growth Partners Fund, L.P.
as Borrower, and Royal Bank of Canada, as Lender

Ladies and Gentlemen:

We have acted as special New York counsel to PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized and existing under the laws of Delaware (“Borrower”), in connection with the Credit Agreement dated as of October 27, 2005 (the “Credit Agreement”) between Borrower and Royal Bank of Canada (“Lender”), providing for, among other things, the making of loans to Borrower in an aggregate principal amount of up to US$10,000,000. This opinion letter is being furnished to you at Borrower’s request pursuant to Section 4.01(a) of the Credit Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

In rendering the opinions expressed below, we have examined:

(i)           the Credit Agreement;

(ii)          the Note;

(iii)         the Security Agreement;

(iv)         the Control Agreement;

(v)          the Custody Agreement;

(vi)	UCC-1 Financing Statements naming the Borrower and the Company as debtors and Lender as secured party in the form attached hereto (the “UCC Financing Statements”)

(vii)	such records of Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The documents referred to in clauses (i) through (vi) above are referred to herein collectively as the “Facility Documents”.

Royal Bank of Canada [date]	Exhibit D Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Facility Documents and certificates of appropriate representatives of Borrower.

For the purposes of giving our opinions herein set forth we have also assumed, without any independent investigation, that:

(i)            such documents have been duly authorized, executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, other than Borrower;

(ii)           all signatures on such documents (other than those on behalf of Borrower) have been duly authorized;

(iii)          the Facility Documents comply with all laws of the jurisdiction in which the Collateral is located (except the State of New York, as to which no such assumption is made).

Based upon the foregoing, subject to the assumptions, qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.  Borrower is a limited partnership, validly existing and in good standing under the laws of Delaware and has the power and authority to execute and deliver, and to perform its obligations under, the Facility Documents. Each of the Facility Documents is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.  The execution, delivery and performance by Borrower of the Facility Documents and the consummation of the transactions contemplated thereby do not and will not (i) require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or agency of the United States, the State of New York, or the State of Delaware or any other third party known to us, (ii) violate any federal law of the United States or any law of the State of New York or the State of Delaware (including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, each as amended), (iii) violate any order, writ, judgment, injunction, decree, determination or award known to us and issued by any court of competent jurisdiction or governmental or regulatory authority, body or agency or any arbitrator applicable to Borrower or any of its Subsidiaries, (iv) contravene any of the terms, conditions or provisions of any indenture, mortgage, lease or other agreement or instrument to which Borrower or any of its Subsidiaries is a party, or by which any of them or their properties is bound, or to which any of them is subject, or (v) result in or require the creation or imposition of any Lien on any of the properties or assets of Borrower or any of its Subsidiaries other than as permitted or contemplated by the Credit Agreement.

Royal Bank of Canada [date]	Exhibit D Page 3

3.  Borrower has all requisite corporate power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted and to execute and deliver, and to perform its obligations under, each Facility Document. Borrower has all requisite corporate power and authority to borrow under the Credit Agreement and to grant the security interest in the Collateral contemplated by the Security Agreement.

4.  The execution, delivery and performance by Borrower of each Facility Document and its grant of the security interest contemplated by the Security Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

5.  Each Facility Document has been duly executed and delivered by Borrower.

6.  The Security Agreement is effective to create in favor of Lender, as security for the Secured Obligations (as defined in the Security Agreement), a valid security interest in Borrower’s rights in the Collateral to the extent that Articles 8 and 9 of the Uniform Commercial Code of the State of New York (“NYUCC”) are applicable.

7.  Pursuant to the terms of the Control Agreement, the Lender will have: (i) control of the Collateral Account and Collateral credited thereto (a) within the meaning of Section 8-106 and 9-106 of the NYUCC, with respect to all financial assets credited to the Collateral Account and all securities entitlements thereto, and/or (b) within the meaning of Section 9-104 of the NYUCC, with respect to each deposit account constituting the Collateral Account, all Cash credited to the Collateral Account and all rights of the Borrower thereto; and (ii) a perfected security interest in all of Borrower’s right, title and interest in and to the Collateral. No action based on an adverse claim to such Collateral, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against Lender.

8.  Upon the filing of the UCC Financing Statements with the Secretary of State of Delaware, the security interest of the Lender in that portion of the Collateral in which a security interest can be created pursuant to Article 9 of the NYUCC will be perfected.

9.  The use of proceeds of the Loans as contemplated by the Credit Agreement will not violate the provisions of Regulation U, T or X promulgated by the Board of Governors of the Federal Reserve Board under Section 7 of the Securities Exchange Act of 1934, amended.

10. To the best of our knowledge, there is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator that if adversely determined could have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of any Facility Document.

Royal Bank of Canada [date]	Exhibit D Page 4

11. Borrower is not an “investment company” or a company “controlled by” an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

12. Borrower is not a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

For purposes of our opinions in paragraphs 6, 7 and 8, we have not independently verified the existence, condition, location, description or ownership of any Collateral and we have assumed that Borrower has “rights in” the Collateral within the meaning of Section 9-203(b)(2) of the NYUCC.

The opinions set forth herein are limited to laws as in effect and facts as they exist on the date hereof. We assume no obligation to revise or supplement such opinions after the date hereof or as a result of any change in circumstances under which such opinions were given.

We do not express any opinion herein concerning any law other than the laws of the State of New York{, insert name of relevant Delaware act} and the federal laws of the United States of America.

The opinions set forth herein are rendered to you solely for your benefit and the benefit of each of your successors and assigns under the Facility Documents. This opinion letter may not be relied upon by any other Person, nor may it be quoted, in whole or in part, summarized or otherwise referred to, nor may copies hereof be furnished or delivered to any other Person, without the prior written consent of this firm; provided that you may disclose copies if required in connection with any audit or any bank or other regulatory examination or as otherwise required by law.

Very truly yours,

EXHIBIT E

Form of Opinion of Delaware Counsel to Borrower

October 27, 2005

Royal Bank of Canada
One Liberty Plaza
New York, New York 10006-1404

Re:	Credit Agreement between Persimmon Growth Partners Fund, L.P., as the Borrower, and Royal Bank of Canada, as the Lender

Ladies and Gentlemen:

We have acted as counsel to PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized and existing under the laws of Delaware (“Borrower”), in connection with the Credit Agreement dated as of October 27, 2005 (the “Credit Agreement”) between Borrower and Royal Bank of Canada (“Lender”), providing for, among other things, the making of loans to Borrower in an aggregate principal amount of up to $10,000,000. This opinion letter is being furnished to you at Borrower’s request pursuant to Section 4.01(a) of the Credit Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

In rendering the opinions expressed below, we have examined:

(i) the Credit Agreement;

(ii) the Note;

(iii) the Security Agreement;

(iv) the Control Agreement;

(v) the Custody Agreement; and

(vi)	such records of Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The documents referred to in clauses (i) through (v) above are referred to herein collectively as the “Facility Documents”.

In our examination, we have assumed the genuineness of all signatures other than those on behalf of Borrower, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of Borrower.

Exhibit E

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, other than Borrower;

(ii) all signatures on such documents (other than those on behalf of Borrower) have been duly authorized; and

(iii) all of the parties to such documents other than Borrower are duly organized and validly existing and have the power and authority to execute, deliver and perform such documents.

Based upon the foregoing, subject to the assumptions, qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

2. Borrower has all requisite power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted and to execute and deliver, and to perform its obligations under, each Facility Document. Borrower has all requisite corporate power and authority to borrow under the Credit Agreement and to grant the security interest in the Collateral contemplated by the Security Agreement.

3. The execution, delivery and performance by Borrower of each Facility Document and its grant of the security interest contemplated by the Security Agreement have been duly authorized by all necessary action on the part of Borrower.

4. Each Facility Document has been duly executed and delivered by Borrower.

5. The execution, delivery and performance by Borrower of, and the consummation by Borrower of the transactions contemplated by, the Facility Documents do not (a) violate the constitutive documents of Borrower, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, judgment, injunction, decree, determination or award known to us of any court, governmental authority or agency or arbitrator applicable to Borrower or any of its Subsidiaries, (d) contravene or require any consent under any agreement or instrument known to us to which Borrower or any of its Subsidiaries is a party or by which any of them or their properties is bound or to which any of them is subject, or (e) result in or require the creation or imposition of any Lien on any property or assets of Borrower or any of its Subsidiaries other than as permitted or contemplated by the Credit Agreement.

Exhibit E

6. No order, consent, approval, license, authorization, or validation of, and no filing, recording or registration with, or exemption of waiver by, any governmental or regulatory authority, body or agency of Delaware is required on the part of Borrower for the execution, delivery or performance of any Facility Document, for any borrowing under the Credit Agreement or the grant of the security interest contemplated by the Security Agreement.

7. Under conflict of laws principles, the stated choice of New York law to govern the Facility Documents will be honored by the courts of Delaware and the Facility Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Facility Documents were stated to be governed by and construed in accordance with the law of Delaware, or if a Delaware court were to apply the law of Delaware to the Facility Documents, each Facility Document (assuming, in the case of the Note, execution and delivery thereof for value) would constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Facility Documents are in proper legal form under the laws of Delaware for the enforcement thereof against Borrower in Delaware.

8. To the best of our knowledge there is no pending or threatened action or proceeding affecting Borrower or any of its Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator that, if adversely determined, could have a Material Adverse Effect or that purports to affect the legality, validity of enforceability of any Facility Document.

9. Lender has a valid and enforceable perfected lien on, charge over and security interest in the Collateral, subject to no prior Liens other than those permitted by Section 6.02 of the Credit Agreement.

10. Borrower is generally subject to suit in Delaware, and neither it nor any of its assets, properties and revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

11. There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Delaware, either on or by virtue of the execution or delivery of the Facility Documents or on any payment to be made by Borrower pursuant to the Facility Documents. Borrower is permitted to make all payments pursuant to the Facility Documents, free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Delaware or any taxing authority thereof or therein, and no such payment in the hands of Lender will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Delaware or any taxing authority thereof or therein.

Exhibit E

12. It is not necessary in order to assure the legality, validity, enforceability and admissibility in evidence of the Facility Documents in Delaware that the Facility Documents or any other document be filed or recorded with any governmental authority in Delaware or be notarized or that any stamp or similar tax be paid on or in respect of the Facility Documents.

13. The courts of Delaware will recognize as a valid judgment, and permit the same to found the basis of a new action in Delaware, any final and conclusive judgment in personam obtained in a state or federal court in New York against Borrower based on the Credit Agreement or any other Facility Document under which a sum of money is payable and should give a judgment based thereon without there being a re-trial of the merits provided that:

(A) such courts in New York had proper jurisdiction over the parties subject to such judgment;

(B) such courts did not contravene the rules of justice of Delaware;

(C) such judgment was not obtained by fraud;

(D) the enforcement of such judgment would not be contrary to the public policy of Delaware (we are not aware of any reason that the enforcement of any such judgment would be contrary to such public policy);

(E) the correct procedures, under the laws of Delaware are duly complied with; and

(F) the judgment is not inconsistent with a Delaware judgment in respect of the same matter.

14. It is not necessary under the laws of Delaware that Lender be licensed, qualified or entitled to carry on business in order to enable Lender to enforce its rights under the Facility Documents.

15. Lender is not and will not be deemed to be resident, domiciled, subject to taxation, or required to be licensed, qualified or entitled to carry on business in Delaware solely by reason of Lender’s execution of the Facility Documents to which it is a party or the performance or enforcement by Lender of any thereof.

The opinions set forth herein are limited to laws as in effect and facts as they exist on the date hereof. We assume no obligation to revise or supplement such opinions after the date hereof or as a result of any change in circumstances under which such opinions were given.

We do not express any opinion herein concerning any law other than the laws of Delaware.

Exhibit E

The opinions set forth herein are rendered to you solely for your benefit and the benefit of each of your successors and assigns under the Facility Documents. This opinion letter may not be relied upon by any other Person, except that New York counsel for the Borrower may rely hereon in giving its opinion concerning the captioned transaction, nor may it be quoted, in whole or in part, summarized or otherwise referred to, nor may copies hereof be furnished or delivered to any other Person, without the prior written consent of this firm; provided that you may disclose copies if required in connection with any audit or any bank or other regulatory examination or as otherwise required by law.

Very truly yours,

Form of Request for Extentsion	EXHIBIT F

{date}

Royal Bank of Canada, New York Branch
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attention: Phi-Tuong Luong/Marie Starr

Re: Committed Credit Facility

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of October 27, 2005 (as amended and in effect on the date hereof, the “Credit Agreement”) between PERSIMMON GROWTH PARTNERS FUND, L.P., a Delaware limited partnership (“Borrower”), and ROYAL BANK OF CANADA, a Canadian chartered bank (“Lender”), pursuant to which Lender has made available to Borrower a committed credit facility. Capitalized terms not defined herein have the meanings given in the Credit Agreement.

Pursuant to Section 2.11(b) of the Credit Agreement, we hereby request that Lender approve an extension of the availability of such credit facility. Accordingly, upon our receipt of this letter signed by you, the date “{date}” appearing in the definition of “Stated Termination Date” in Section 1.01 of the Credit Agreement shall be changed to “{date}” so that the Stated Termination Date shall be extended to {date}. We understand you may refuse in your sole and absolute discretion to grant the extension requested in this letter.

The Credit Agreement shall remain unchanged and in full force and effect, except as expressly amended hereby. We represent and warrant to Lender (i) on and as of the date hereof and after giving effect to this amendment, that the representations and warranties contained in Article V of the Credit Agreement are true and correct, and (ii) that no Default or Event of Default exists on the date hereof or would result from this amendment.

Yours truly,
PERSIMMON GROWTH PARTNERS FUND, L.P.

By
Name:
Title:

AGREED:
ROYAL BANK OF CANADA

By	By
Name:	Name:
Title:	Title:

EXHIBIT G

Form of Investee Fund Consent to Security Interest

                                                                                                                                                                                 {date}

{NAME OF FUND}
{ADDRESS}
Attn: {CONTACT}

Re:           Subscription to {NAME OF FUND} (“Fund”)

Ladies and Gentlemen:

Royal Bank of Canada (the “Lender”) is remitting to you, on behalf of PERSIMMON GROWTH PARTNERS FUND, L.P. (the “Borrower”), the sum of USD{XXX,XXX} (the “Subscription Price”) to pay the subscription price for {a partnership interest}{a membership interest} {shares} (the “Investee Fund Interest”) of the Fund purchased by the Borrower from the Fund pursuant to the subscription agreement dated as of {DATE} submitted to the Fund by Royal Bank of Canada as custodian (“Custodian”) for the Borrower*.

Please register the Investee Fund Interest in the name or nominee name of the Custodian, as “NYROY - Account #{XXXX} pledged to Royal Bank of Canada” (“NYROY”), and confirm to the Lender and the Custodian, at their respective addresses indicated below, that you have effected such registration. In the event you are unable to effect such registration of the Investee Fund Interest within 3 business days after your receipt of the Subscription Price, please so notify the Lender, the Custodian and the Borrower and return the Subscription Price to the Lender in accordance with its instructions.

The Borrower has granted to the Lender a security interest in the Investee Fund Interest. By signing below the Fund confirms that either (a) the grant of such security interest is not prohibited by the charter documents of the Fund or any other agreement between the Borrower and the Fund, or (b) if any such prohibition exists, the Fund is authorized to, and by signing below does, waive such prohibition and consent to such grant of security interest by the Borrower to the Lender in respect of both the Investee Fund Interest and any future holdings in the Fund by the Borrower if such holding is pledged to Lender as collateral. By signing below, the Fund and the person or entity signing below on behalf of the Fund, further confirm that (a) the Fund is duly authorized to sign this letter and consent to the terms hereof, and (b) the person or entity signing this letter on behalf of the Fund is its duly authorized signatory with the power and authority to bind the Fund to the terms hereof. {offshore: The Fund further agrees to register a charge against the Investee Fund Interest (and all future investments in the Fund registered in the name of, or held by, Royal Bank of Canada (as custodian for the Borrower) or its nominee on the Fund’s books and records indicating that Lender has a lien on such shares.} The Fund represents that {(i)} to the extent required, its directors have approved the transfer and the security interest referenced herein{Cayman partnerships only:, (ii) this agreement constitutes notice for the purposes of Section 7(7)(b) of the Exempted Limited Partnership Law (2003 Revision), and (iii) it has received a duplicate original hereof (including a copy of the security agreement attached hereto as Exhibit A) at the Fund’s registered office}.

* The subscription agreement is executed in the name of “NYROY”, an operational name for Royal Bank of Canada operating through its New York branch at One Liberty Plaza. NYROY has been appointed custodian by Client. {For offshore funds that elect to be treated as a partnership for U.S. tax purposes IF THE CLIENT IS A U.S. PERSON: For U.S. tax reporting purposes, the {limited partner}{member}{shareholder}’s name and taxpayer identification number will be that of {insert name of client}.}

Exhibit G

By signing below the Fund also agrees, unless otherwise instructed by Royal Bank of Canada in writing, (i) to comply only with instructions given by Royal Bank of Canada in respect of the Investee Fund Interests and (ii) to make all distributions and other payments in respect of the Investee Fund Interests to or in accordance with the instructions of Royal Bank of Canada and in accordance with the then current wire instructions delivered by Royal Bank of Canada to the Fund.

Signed copies of this letter and notices hereunder to the Lender, the Custodian and the Borrower shall be given at the respective addresses below (or at such other address as an addressee shall specify by a notice in writing to you).

*    *    *

Exhibit G

Very truly yours,

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

PERSIMMON GROWTH PARTNERS FUND, L.P.

By:
Name:
Title:

Acknowledged and Agreed:
{NAME OF FUND}

By:
Name:
Title:

cc:	Royal Bank of Canada, as Custodian
Portfolio Services Group
One Liberty Plaza, Mezzanine
New York, NY 10006-1404
Attn: Walter Borek

Table of Contents

i

Table of Contents
(continued)

5.13	Collateral	22
5.14	No Immunity from Jurisdiction	22
5.15	Borrower’s Debt	23
5.16	Accurate Information	23

ARTICLE VI COVENANTS		23
6.01	Affirmative Covenants	23
6.02	Negative Covenants	25

ARTICLE VII DEFAULTS		28
7.01	Events of Default	28

ARTICLE VIII MISCELLANEOUS		30
8.01	Amendments and Waivers	30
8.02	Notices	31
8.03	Preservation of Rights	31
8.04	Expenses; Indemnification	32
8.05	Binding Effect	32
8.06	Assignments and Participations	32
8.07	Judgment Currency	34
8.08	Severability	34
8.09	Counterparts	34
8.10	Survival	34
8.11	Confidentiality	34
8.12	No Fiduciary Relationship	35
8.13	Right of Setoff	35
8.14	Entire Agreement	35
8.15	Governing Law	35
8.16	Submission to Jurisdiction; Waiver of Immunity	36
8.17	USA PATRIOT Act	36
8.18	Waiver of Jury Trial	36

SCHEDULES
Schedule 5.09A	Subsidiaries and Consolidated VIEs
Schedule 5.09B	Capital Structure
Schedule 5.10	Existing Liens
Schedule 5.15B	Existing Debt

EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Conversion
Exhibit D	Form of Legal Opinion of Special New York Counsel to Borrower
Exhibit E	Form of Opinion of Delaware Counsel to Borrower
Exhibit F	Form of Request for Extension
Exhibit G	Form of Investee Fund Consent to Security Interest

ii

As of January 28, 2009

Persimmon Growth Partners Fund, L.P.
c/o Persimmon Capital Management, LP
1777 Sentry Parkway West
Gwynedd Hall, Suite 102
Blue Bell, PA 19422
Attention: Gregory S. Horn

Re: Amendment to Committed Credit Facility

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated October 27, 2005 (as amended through the date hereof, the “Credit Agreement”) between Persimmon Growth Partners Fund, L.P. (“Borrower”), and Royal Bank of Canada (“Lender”), pursuant to which Lender makes available to Borrower a committed credit facility, and to the Security Agreement dated October 27, 2005 (as amended through the date hereof, the “Security Agreement”) between Borrower and Lender. Capitalized terms that are not defined herein have the respective meanings given them in the Credit Agreement.

For good and valuable consideration, subject the execution of this amendment letter, with effect from the date hereof:

1.
the amount “US$10,000,000” appearing in the recital on page 1 of the Credit Agreement and in the definition of  “Commitment” in Section 1.01 of the Credit Agreement shall be changed to “US$5,000,000”; and

2.	the amount “US$10,000,000” appearing in the first recital on page 1 of the Security Agreement shall be changed to “US$5,000,000.

Except as expressly amended hereby, the Credit Agreement and the Security Agreement shall each remain unchanged and in full force and effect. By execution of this amendment letter, Borrower represents and warrants to Lender that, on and as of the date hereof, (i) the representations and warranties contained in Article V of the Credit Agreement, after giving effect to this amendment letter, are true and correct, (ii) the representations and warranties contained in Section 11 of the Security Agreement, after giving effect to this amendment letter, are true and correct, and (iii) no Default or Event of Default under the Credit Agreement or Default under the Security Agreement exists or would result from this amendment.

Please indicate agreement to the foregoing by signing this amendment letter and returning it to Lender at One Liberty Plaza –  4th Floor, New York, NY 10006-1404. Attention: AAG Desk Counsel.

Yours truly,
ROYAL BANK OF CANADA

		By:	/s/ Philip B. Wisener
Name:
Title:

		By:	/s/ Walter R. Borek
Name:
Title:

AGREED:
PERSIMMON GROWTH PARTNERS FUND. L.P.
By: Persimmon GP, LLC. its General Partner

By:	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of August __, 2010, between PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized under the laws of Delaware ("Borrower"), and ROYAL BANK OF CANADA, a Canadian chartered bank (together with its permitted successors and assigns, "Lender").

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of October 27, 2005, between Borrower and Lender (as amended by the amendment letter, dated as of January 28, 2009, the "Credit Agreement"), Lender agreed, subject to the terms and conditions set forth therein, to provide a credit facility to Borrower for loans to Borrower in a maximum aggregate principal amount not exceeding US$5,000,000 at any one time outstanding;

WHEREAS, Borrower has informed Lender that it desires to register as an "investment company" under the Investment Company Act (as hereinafter defined);

WHEREAS, Borrower and Lender desire to amend the Credit Agreement to, among other things, permit such registration, as provided for and on the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and based on the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

a.           Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by:

i.           deleting the following definition therein in its entirety and inserting the following in replacement thereof:

"Investment Guidelines" means any investment guidelines, policy or restriction and/or criteria contained in the private offering memorandum of Borrower, the limited partnership agreement of Borrower, the Registration Statement, and/or the investment management agreement entered into between Borrower and the Investment Manager, in each case, as in effect on the date of this Agreement.

ii.           adding the following definitions thereto in the correct alphabetical order:

"Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, together with all rules and regulations promulgated thereunder.

"Registration Statement" means the Registration Statement on Form N-2 of Borrower filed with the Securities and Exchange Commission on [______ __], 2010, as may be amended from time to time, subject to adherence to Section 6.02(e).

"Second Amendment" means the Second Amendment to Credit Agreement, dated as of June [__], 2010, between Borrower and Lender.

"Second Amendment Effective Date" has the meaning specified in the Second Amendment.

b.           Amendment to Section 5.07.  Section 5.07 of the Credit Agreement is amended by replacing such Section in its entirety with the following:

"Investment Company Act.  (a) Borrower (i) is an "investment company" that has been duly registered under the Investment Company Act, (ii) is not a person qualified for treatment as a "regulated investment company" under the Code, (iii) is not a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended or within the meaning of the Public Utility Holding Company Act of 2005, as amended and (iv) is not subject to regulation under any Law that limits its ability to incur indebtedness other than the Investment Company Act; (b) the business and other activities of Borrower do not contravene the Investment Company Act, including, without limitation, Section 18 thereof, or any orders issued by the Securities and Exchange Commission thereunder, in each case, that are applicable to Borrower and (c) Lender is not an "affiliated person", "promoter" or "principal underwriter" of Borrower or any entity "controlled" by, or under common "control" with, Borrower (as such terms are defined under Section 2(a) of the Investment Company Act) or an affiliated person of such an affiliated person, promoter or principal underwriter."

c.           Amendment to Section 6.01(a).  Section 6.01(a) of the Credit Agreement is amended by replacing the second sentence of such Section in its entirety with the following:

"Borrower will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all Laws, including, without limitation, all disclosure, filing and reporting obligations and other requirements of the Investment Company Act, that now or at any time hereafter may be applicable to Borrower, noncompliance with which would reasonably be expected to have a Material Adverse Effect, except for those Laws the necessity of compliance with which is being contested in good faith by appropriate proceedings provided such contest does not pose risk of forfeiture of any Collateral or impairment of Lender's security interest thereon."

d.           Amendment to Section 6.01(k).  The Credit Agreement is amended by inserting the following new Section 6.01(k) immediately following Section 6.01(j) thereof:

"(k)  Investment Company Act.  Borrower will at all times, after giving effect to the Obligations under the Credit Agreement, together with any other obligations of Borrower that constitute "senior securities," as defined by the Investment Company Act and interpretations thereof by the Securities and Exchange Commission and its staff, and the granting of security interests under the Security Agreement, maintain sufficient assets to satisfy the asset coverage requirements set forth in Section 18 of the Investment Company Act."

e.           Amendment to Section 6.02(e).  Section 6.02(e) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

"(e)  Amendment of Constitutive Documents, Etc.  Borrower will not consent to, cause or effectuate any material amendment, supplement or other modification of any of the terms or provisions of its constitutive documents, Registration Statement or Investment Guidelines, in each case, relating to (i) valuation of assets or the determination of net asset value or the value of any investor's interest in and to Borrower, (ii) the power to borrow money and pledge assets, (iii) its investment objectives and strategies or (iv) its capital structure."

f.           Amendment to Section 6.02(h).  Section 6.02(h) of the Credit Agreement is amended by inserting the following phrase immediately prior to the period at the end of such Section:

"and all requirements of Section 18(a)(1)(B) of the Investment Company Act that are applicable to Borrower would be satisfied"

g.           Amendment to Section 6.02(p).  The Credit Agreement is amended by inserting the following new Section 6.02(p) immediately following Section 6.02(o) thereof:

"(p)  Financial Assets.  Borrower will not acquire, make or enter into, or hold, any Financial Assets (as such term is defined in the Uniform Commercial Code), except to the extent such Financial Assets are permitted under the Investment Company Act and Borrower's Investment Guidelines."

h.           Amendment to Section 7.01.  The Credit Agreement is amended by inserting the following new Section 7.01(p) immediately following Section 7.01(o) thereof:

"(p)  Investment Company Act.  The condition set forth in Section 18(a)(1)(C)(ii) of the Investment Company Act shall have occurred with respect to Borrower, unless Lender has elected to exercise its rights under Section 8.19."

i.           Amendment to Section 8.19.  The Credit Agreement is amended by inserting the following new Section 8.19 immediately following Section 8.18 thereof:

"8.19  Investment Company Act.  It is acknowledged, agreed and understood between Borrower and Lender that, notwithstanding anything to the contrary set forth in this Agreement or any other Facility Document, Lender shall have the right, but not the obligation, to elect at least a majority of the members of the Board of Directors, or its equivalent governing body, of Borrower, in the event that the conditions described in Section 18(a)(1)(C)(i) of the Investment Company Act exist with respect to Borrower."

3.           Limited Consent and Waiver; Effect Of Amendment Upon Credit Agreement.

a.           Subject to Section 4 below and pursuant to Sections 6.02(e) and 8.01 of the Credit Agreement, effective as of the Second Amendment Effective Date, Lender hereby (i) consents to Borrower's registration as an "investment company" under the Investment Company Act and the amendment of its constitutive documents in connection therewith and (ii) waives the provisions of Articles V and VI of the Credit Agreement to the extent they would prohibit such registration and amendment.

b.           Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  This Second Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement, except as specifically set forth herein, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Lender may now have or may have in the future under or in connection with the Credit Agreement, except as specifically set forth herein, (iii) be a waiver of any existing or future default arising out of any other failure of Borrower to comply with the terms of the Credit Agreement, except as specifically set forth herein or (iv) constitute a waiver or an amendment to any provision of the Credit Agreement, except as specifically set forth herein.

4.           Conditions Precedent to Second Amendment.  The effectiveness of this Second Amendment is subject to the fulfillment of each of the following conditions precedent (the date such conditions are fulfilled or waived by Lender is hereafter referred to as the "Second Amendment Effective Date"):

a.           Lender shall have received each of the following, duly executed by the parties thereto and dated the date hereof and in form and substance satisfactory to Lender:

i.	this Second Amendment;

ii.	the Second Amendment to Security Agreement between Borrower and Lender;

iii.	the First Amendment to Custody Agreement between Borrower, as client, and Lender, as custodian;

iv.	Borrower's constitutive documents, as amended as of the Second Amendment Effective Date (the "Amended Constitutive Documents");

v.
opinions of counsel for Borrower, substantially in the forms of Exhibit A and Exhibit B hereto or otherwise in form and substance satisfactory to Lender, relating to, among other things, (A) Borrower's registration as an “investment company” under the Investment Company Act, and (B) Borrower's due authorization, execution, delivery and performance of this Second Amendment (and the Credit Agreement, as amended hereby), the Second Amendment to Security Agreement and the First Amendment to Custody Agreement; and

vi.
a certificate from an authorized officer of Borrower, in form and substance satisfactory to Lender, (A) attesting to the resolutions of Borrower's general partner authorizing, among other things, Borrower's execution, delivery, and performance of the Amended Constitutive Documents, the Registration Statement, this Second Amendment (and the Credit Agreement, as amended hereby), the Second Amendment to Security Agreement and the First Amendment to Custody Agreement, (B) authorizing specific officers to execute the same, and (C) attesting to the incumbency and signatures of such specific officers.

b.           Lender shall have received filed-stamped copies of the Registration Statement and all other documents related thereto filed by Borrower with the Securities and Exchange Commission, in each case, in form and substance satisfactory to Lender.

c.           The representations and warranties set forth herein and, after giving effect to this Second Amendment, in the Credit Agreement, shall be true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty shall be true and correct in all respects) on and as of the Second Amendment Effective Date as though made on and as of the Second Amendment Effective Date (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof).

d.           Borrower shall have paid all fees and expenses of Lender incurred in connection with this Second Amendment, the Second Amendment to Security Agreement and the First Amendment to Custodian Agreement, including, without limitation, reasonable fees, costs and expenses of counsel.

e.           After giving effect to the Obligations under the Credit Agreement, as amended by this Second Amendment, together with any other obligations of Borrower that constitute "senior securities," as defined by the Investment Company Act and interpretations thereof by the Securities and Exchange Commission and its staff, and the granting of security interests under the Security Agreement, Borrower shall have sufficient assets to satisfy the asset coverage requirements set forth in Section 18 of the Investment Company Act.

f.           Lender shall have received such other documents, certificates and agreements, if any, requested by Lender in its reasonable discretion.

5.           Representations And Warranties.  Borrower hereby represents and warrants to Lender as follows:

a.           Both prior to and after giving effect to this Second Amendment, Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where failure so to qualify and be in good standing or to be licensed could have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

b.           The execution, delivery and performance by Borrower of this Second Amendment, the Second Amendment to Security Agreement and the First Amendment to Custody Agreement are within its powers, have been duly authorized by all necessary action and do not (i) contravene Borrower's constitutive documents, (ii) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it or any of its Affiliates is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Lien upon any property or assets of Borrower, or (iv) violate any Law (including, but not limited to, the United States Securities Act of 1933, as amended, and the Exchange Act or the Investment Company Act, or any regulations issued under any such Law), order, writ, judgment, injunction, decree, determination or award.

c.           The execution, delivery and performance by Borrower of the Amended Constitutive Documents and the Registration Statement are within its powers, have been duly authorized by all necessary action and do not (i) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it or any of its Affiliates is a party or by which any of its properties or assets is bound, other than the Facility Documents, (ii) result in or require the creation or imposition of any Lien upon any property or assets of Borrower, or (iii) violate any Law (including, but not limited to, any statute, rule or regulation of the State of New York, the United States Securities Act of 1933, as amended, and the Exchange Act or the Investment Company Act, or any regulations issued under any such Law), order, writ, judgment, injunction, decree, determination or award.

d.           Borrower is not in violation of any Law (including the Investment Company Act), order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for any such violation or breach that would not have a Material Adverse Effect.

e.           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any governmental or regulatory authority, body or entity or any other third party (except such as have been obtained or made and are in full force and effect) is required to authorize, or is required in connection with (i) the execution, delivery and performance by Borrower of this Second Amendment or (ii) the legality, validity, binding effect or enforceability of this Second Amendment.

f.           This Second Amendment, the Second Amendment to Security Agreement and the First Amendment to Custody Agreement are legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

g.           The representations and warranties set forth herein and, except as amended pursuant to this Second Amendment, in the Credit Agreement, are true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof).

h.           Both prior to and after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.

i.           After giving effect to the Obligations under the Credit Agreement, as amended by this Second Amendment, together with any other obligations of Borrower that constitute "senior securities," as defined by the Investment Company Act and interpretations thereof by the Securities and Exchange Commission and its staff, and the granting of security interests under the Security Agreement, Borrower has sufficient assets to satisfy the asset coverage requirements identified in Section 18 of the Investment Company Act.

6.           Reference to Credit Agreement.  Except as otherwise expressly provided herein, Borrower hereby agrees that (a) the Credit Agreement and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment and (ii) all references in the other Credit Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment, (b) to the extent that the Credit Agreement or any other Credit Document purports to pledge to Lender, or to grant to Lender a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (c) the execution, delivery and effectiveness of this Second Amendment shall not operate as an amendment of any right, power or remedy of Lender under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document.

7.           Second Amendment as Credit Document.  Borrower hereby acknowledges and agrees that this Second Amendment constitutes a "Credit Document" under the Credit Agreement.

8.           Counterparts.  This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Second Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Second Amendment.

9.           Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

10.           GOVERNING LAW; CHOICE OF VENUE; WAIVER OF JURY TRIAL AND NOTICES.  THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

11.           Waiver of Claims.  Borrower hereby waives and releases Lender and its respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims arising out of or related to the Credit Agreement and any other Facility Document of which Borrower is currently aware, such waiver and release being made with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

12.           Entire Agreement.  This Second Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Second Amendment embody the final, entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Second Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties.  There are no oral agreements among the parties relating to the subject matter hereof or any other subject matter relating to this Second Amendment.

13.           Severability.  Any term or provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remaining provisions of this Second Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

14.           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of Borrower, Lender and each of their respective permitted successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

PERSIMMON GROWTH PARTNERS FUND, L.P. By: Persimmon GP, LLC, its General Partner By: __________________________ Name: ________________________ Title: _________________________

ROYAL BANK OF CANADA

By: __________________________
Name: ________________________
Title: _________________________

By: __________________________
Name: ________________________
Title: _________________________

Agreed and acknowledged
as of the date hereof:

PERSIMMON CAPITAL MANAGEMENT, L.P.,
as Investment Manager for
Persimmon Growth Partners Fund, L.P.

By: __________________________
Name: ________________________
Title: _________________________

Exhibit A

Form of Opinion of New York Counsel to Borrower

[See Attached]

Exhibit B

Form of Opinion of Delaware Counsel to Borrower

[See Attached]